Exhibit 10.7

AMENDMENT

TO

WABCO HOLDINGS INC. OMNIBUS INCENTIVE PLAN

WHEREAS, WABCO Holdings Inc. (the “Company”) adopted the WABCO Holdings Inc. Omnibus Incentive Plan (the “Plan”);

WHEREAS, under Section 10.5 of the Plan, the Board of Directors of the Company reserves the right to amend the Plan; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to amend the Plan on the terms set forth herein.

NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 31, 2008:

1.	The first paragraph of Section 5.3 of the Plan shall be amended by adding the following sentence at the end of such paragraph:

“Any such adjustment described in this Section 5.3 shall be done in a manner that complies with the requirements of Section 409A of the Code, to the extent applicable.”

2.	The second sentence of Section 9.1 of the Plan shall be amended by adding the following at the end of such sentence:

“, which pro-rated award shall be paid within sixty (60) days of the date the Participant terminates employment”

3.	The second sentence of Section 9.2 of the Plan shall be amended by adding the following at the end of such sentence:

“, which pro-rated award shall be paid within sixty (60) days of the date the Participant terminates employment”

4.	Section 10.2 of the Plan shall be amended by adding the following sentence at the end of such Section:

“The provisions relating to Alternative Awards and the ability to substitute an Option, Stock Appreciation Right, Restricted Share or Restricted Unit for an Alternative Award shall only apply to those Incentive Awards that are not subject to Section 409A of the Code.”

5.	All other terms of the Plan shall remain in full force and effect.

IN WITNESS THEREOF, the Company has caused its name to be signed by its duly authorized officers as of the day and year first above written.

WABCO HOLDINGS INC.

By

Name: Kevin Tarrant

Title: Chief Human Resources Officer